Exhibit
Number
------
99.1      Press Release, October 24, 2000, entitled "Supplemental Data"

           [LETTERHEAD OF WASHINGTON REAL ESTATE INVESTMENT TRUST]

FOR IMMEDIATE RELEASE                                          October 24, 2000
Page 1 of 7

                    WASHINGTON REAL ESTATE INVESTMENT TRUST

                    3/rd/ Quarter 2000 FFO Per Share Up 21%

Washington Real Estate Investment Trust (WRIT) reported today that Funds From Operations (FFO) per share increased 21.0% to $0.46 in the third quarter of 2000 from $0.38 in the third quarter of 1999. FFO increased 21.3% to $16,534,000 for the quarter ended September 30, 2000 from $13,631,000 for the quarter ended September 30, 1999. FFO is the primary performance measure for the REIT industry.

Edmund B. Cronin, Jr., Chairman, President and CEO, stated that, "WRIT's FFO growth is due to the excellent performance of recent acquisitions, combined with the strong core portfolio net operating income increase of 10.4%." WRIT's core portfolio excludes properties not owned for the entirety of both periods being compared.

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington-Baltimore region. The Trust owns a diversified portfolio of 57 properties consisting of 10 neighborhood retail centers, 23 office buildings, 9 apartment properties and 15 industrial distribution properties.

WRIT's streak of 34 consecutive years of increased earnings per share and 27 consecutive years of increased FFO per share growth spans 4 recessions. WRIT's dividends have increased every year for 29 consecutive years. During these 29 years, WRIT's dividends have increased 35 times, a record unmatched by any other publicly traded real estate investment trust. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Certain statements in this press release and the supplemental disclosures attached hereto are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions and changes in general and local economic and real estate market conditions.

                                   CONTINUED

FOR IMMEDIATE RELEASE                                          October 24, 2000

Page 2 of 7
                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                             FINANCIAL HIGHLIGHTS
                     (in thousands except per share data)

                                                          Quarter Ended September 30,          Nine Months Ended September 30,
                                                          ---------------------------          -------------------------------
OPERATING RESULTS                                          2000                    1999            2000                 1999
--------------------------------------------------     ----------------------------------     --------------------------------
Real estate rental revenue                              $    34,230           $    29,566     $    99,520          $    86,084
Real estate expenses                                         (9,676)               (8,985)        (28,679)             (26,085)
                                                        -----------           -----------     -----------          -----------
                                                             24,554                20,581          70,841               59,999
Real estate depreciation and amortization                    (5,810)               (4,805)        (16,889)             (13,900)
                                                        -----------           -----------     -----------          -----------
Income from real estate                                 $    18,744           $    15,776     $    53,952          $    46,099

Other income                                                    288                    85             679                  521
Interest expense                                             (6,394)               (5,463)        (18,796)             (16,070)
General and administrative                                   (1,914)               (1,572)         (5,757)              (4,510)
                                                        -----------           -----------     -----------          -----------

Income before gain on sale of real estate               $    10,724           $     8,826     $    30,078          $    26,040

Gain on sale of real estate                                   2,069                     0           3,567                7,909
                                                        -----------           -----------     -----------          -----------

Net Income                                              $    12,793           $     8,826     $    33,645          $    33,949
                                                        ===========           ===========     ===========          ===========
Income before gain on real estate per share
 (Basic)                                                $      0.30           $      0.25     $      0.84          $      0.73
                                                        ===========           ===========     ===========          ===========
Income before gain on real estate per share
 (Diluted)                                              $      0.30           $      0.25     $      0.84          $      0.73
                                                        ===========           ===========     ===========          ===========

Net income per share (Basic)                            $      0.36           $      0.25     $      0.94          $      0.95
                                                        ===========           ===========     ===========          ===========
Net income per share (Diluted)                          $      0.36           $      0.25     $      0.94          $      0.95
                                                        ===========           ===========     ===========          ===========

Income before gain on sale of real estate               $    10,724           $     8,826     $    30,078          $    26,040
Real estate depreciation and amortization                     5,810                 4,805          16,889               13,900
                                                        -----------           -----------     -----------          -----------

Funds from operations                                   $    16,534           $    13,631     $    46,967          $    39,940
                                                        ===========           ===========     ===========          ===========
Funds from operations per share
(Basic)                                                 $      0.46           $      0.38     $      1.31          $      1.12
                                                        ===========           ===========     ===========          ===========
Funds from operations per share
(Diluted)                                               $      0.46           $      0.38     $      1.31          $      1.12
                                                        ===========           ===========     ===========          ===========

Dividends paid per share                                $    0.3125           $    0.2925     $    0.9175          $    0.8651
                                                        ===========           ===========     ===========          ===========

Weighted average shares outstanding                      35,733,793            35,716,150      35,733,793           35,711,402
Fully diluted weighted average shares                    35,931,956            35,722,564      35,829,173           35,725,187
outstanding

                                               As of                  As of
BALANCE SHEET DATA                       September 30, 2000     December 31, 1999
------------------                       -------------------    -----------------
Cash and temporary investments                  $     4,250           $     4,716
Real estate assets, at cost (1)                     679,080               661,870
Total assets, at cost (1)                           711,388               692,054
Lines of credit payable                              40,000                33,000
Mortgage notes payable                               86,465                87,038
Notes payable                                       210,000               210,000
Total liabilities                                   354,425               349,769
Shareholders' equity                                258,231               257,189
Shareholders' equity, at cost (1)                   355,409               340,763

     (1)  At cost means adding back accumulated depreciation


                                   CONTINUED

Washington Real Estate Investment Trust
Q3 2000 Supplemental Disclosures
Page 3 of 7

WRIT Continues to Produce Significantly Higher FFO Per Share Growth Than the
----------------------------------------------------------------------------
REIT Industry
-------------

As reflected in the following graph WRIT's FFO per share growth, as compared to the corresponding quarter in the preceding calendar year, continues to significantly outperform the industry.

[_] WRIT
[_] REIT Industry**

         Q3 1999     Q4 1999        Q1 2000        Q2 2000    Q3 2000       Average

20%       11.8%        13.6%          12.2%         10.6%      15.8%          12.8%


15%        8.2%         8.1%           6.2%          5.9%                      7.1%


10%

5%


*WRIT growth is shown excluding accounting change to straight-line rents in Q4 1999. The Q3 2000 straight-lined rents were $0.9 million net of reserves.

**REIT Industry data for Q3 1999 - Q2 2000 is actual FFO per share growth per DLJ Equity REIT Research. Q3 2000 Industry data is not yet available and therefore the industry average is the average over Q3 1999 - Q2 2000.

Core Portfolio Operating Income (NOI) Growth, Rental Rate Growth, and Net
-------------------------------------------------------------------------
Revenue Growth Increase By Sector - Q3 2000 vs. Q3 1999
-------------------------------------------------------

                                                            Rental Rate            Net Revenue
  Sector                           NOI Growth                Growth                     Growth
                                   ----------                ------                     ------
Apartments                             11.6%                  5.7%                         8.0%
Office Buildings                        9.7%                  6.5%                         9.2%
Retail Centers                         15.4%                  6.1%                        10.2%
Industrial/Flex Centers                 6.4%                  4.4%                         8.1%

Overall Core Portfolio                 10.4%                  6.0%                         9.0%

Core portfolio operating expenses increased 5.6% in Q3 2000 vs. Q3 1999.

                                   CONTINUED

Washington Real Estate Investment Trust
Q3 2000 Supplemental Disclosures
Page 4 of 7

Core Portfolio & Overall Occupancy Levels By Sector
---------------------------------------------------

                                        Core Portfolio                   All Properties
                                  --------------------------------------------------------------
                                  3rd QTR           3rd QTR       3rd QTR           3rd QTR
Sector                             2000              1999           2000             1999
------                             ----              ----           ----             ----
Apartments                         97.7%              97.4%         97.5%           97.4%
Office Buildings                   96.7%              96.5%         97.0%           96.5%
Retail Centers                     94.9%              94.0%         94.8%           93.3%
Industrial/Flex Centers            96.3%              94.5%         96.3%           94.5%

Overall Portfolio                  96.6%              96.1%         96.7%           96.0%

WRIT Continues to Produce Significantly Higher Core Portfolio NOI Growth Than
-----------------------------------------------------------------------------
the REIT Industry
-----------------

As reflected in the following graph WRIT's core portfolio NOI growth, as compared to the corresponding quarter in the preceding calendar year, continues to significantly outperform the industry.

[_] WRIT*

[_] REIT Industry**

12%    Q3 1999    Q4 1999   Q1 2000  Q2 2000  Q3 2000    Average


8%      6.8%        7.4%      9.3%     7.4%      10.4%      8.3%

4%      5.4%        5.6%      6.2%     6.3%                 5.9%


*WRIT growth is shown excluding accounting change to straight-line rents in Q4 1999. The Q3 2000 core portfolio straight lined rents were $0.8 million net of reserves.

**REIT Industry Same Store NOI growth data is per Salomon Smith Barney Equity REIT Research. Q3 2000 Industry data is not yet available and therefore the industry average is the average over Q3 1999 - Q2 2000.

Washington Real Estate Investment Trust
Q3 2000 Supplemental Disclosures
Page 5 of 7

Capital Improvements Summary
----------------------------
During Q3 2000, WRIT invested $4.7 million in real estate capital improvements. A breakdown of these improvements is as follows (in 000's):

Accretive Capital Improvements
          Acquisition Related                         $  862
          Expansions & Major Renovations                   8
          Tenant Improvements                          2,964
                                                      ------
Total Accretive Capital Improvements                   3,834
          Recurring Capital Improvements                 890
                                                      ------
Total Capital Improvements                            $4,724
Leasing Commissions Capitalized                       $  623


Q3 2000 Commercial Leasing Activity*
-------------------------------------

In Q3 2000, WRIT executed leases for 395,000 square feet of commercial space at a weighted average increase of 17.1% over the prior rent in place on a cash, i.e., non-straight lined basis. Details by sector are as follows:
      ------------------------


                                            Previous          New
Sector                   Square Feet        Face Rent         Face Rent         $ Increase        % Increase
------                   -----------        ---------         ---------         ----------        ----------
Office*                   169,676              $22.25           $25.50             $3.25              14.6%
Retail                     44,017              $16.99           $20.88             $3.89              22.9%
Industrial/Flex           180,985              $ 6.09           $ 7.40             $1.31              21.5%
                          -------              ------           ------             -----              ----

Overall*                  394,678              $14.25           $16.69             $2.44              17.1%


                          Avg Term          Avg Tenant
Sector                    (Years)           Imp/SF
------                    -------           ------
Office*                     5.3              $ 7.94
Retail                      6.3              $ 3.54
Industrial/Flex             3.7              $ 2.27
                          -----             -------

Overall*                    4.7              $ 4.85


*Excludes a 20,057 s.f. below market option exercise.


Q3 2000 Acquisitions
--------------------

On August 9, 2000, WRIT acquired the ground lease under its Munson Hill Towers Apartments for $310,000. This ground lease called for annual payments of $22,600 until 2060. This was the only ground lease to which any of WRIT's properties was subject.

                                   CONTINUED

Washington Real Estate Investment Trust
Q3 2000 Supplemental Disclosures
Page 6 of 7

Q3 2000 Dispositions
--------------------

On July 7, 2000, WRIT sold a .725 acre out-parcel previously associated with the
12.02 acre Westminster Shopping Center in Westminster, Maryland for $425,000, resulting in a gain of approximately $360,000. The Westminster Shopping Center has been in the WRIT portfolio since 1972. WRIT utilized $310,000 of the proceeds from this sale in a tax-deferred exchange.

On August 22, 2000, WRIT sold the Clairmont Shopping Center in Salisbury, Maryland for $3.0 million, resulting in a gain of approximately $1.6 million. The purchaser was a local developer who owns commercial properties in the Eastern Maryland and Southern Delaware areas. Built in 1965, the one-story neighborhood center contains approximately 39,000 square feet of retail space and had been in the WRIT portfolio since 1976.

This sale was pursuant to our strategic plan to dispose of properties which do not fit WRIT's long-term objectives. Commencing in 1998, this plan has resulted in the sale of eight properties for a total of $39.6 million, yielding a total gain of $18.2 million. Subsequent to the end of the quarter, WRIT utilized the proceeds of this sale in a tax-deferred exchange.

These sales were pursuant to WRIT's strategic plan to dispose of properties that do not fit our long-term objectives. Commencing in 1998, this plan has resulted in the sale of ten properties for a total of $39.6 million, yielding a total gain of $18.2 million.

Northern Virginia Industrial Park Update
----------------------------------------

On May 22, 1998 WRIT acquired the 790,000 square foot Northern Virginia Industrial Park (NVIP). At acquisition, the property was 83% leased at an average per square foot rent of $4.25 NNN. Upon acquisition, WRIT reported that the property had been under-managed and that the market vacancy rate was approximately 1/2 the project vacancy rate. In addition, WRIT indicated that market rents for the property, in a well managed condition, would range from $5.00 to $5.50 NNN, depending on the interior office build-out of the various spaces.

As of September 30, 2000, i.e., in the 28 months since acquisition, WRIT has executed leases for 650,000 square feet at a weighted average $5.52 NNN psf. This average rent is 30% above the average rent in the park at acquisition.

NVIP is 96% leased as of the date hereof.

September 30, 2000 Debt Summary
-------------------------------

At September 30, 2000, WRIT's debt was as follows (in $millions):


                                        Wtd Avg           Wtd Avg
                        Amount       Maturity (Yrs)   Interest Rate
                        ------       --------------   -------------

Secured                 $  86.5            7.1              7.5%

Senior Notes & MTNs     $ 210.0           10.7              7.2%
                        ----------------------------------------
Subtotal                $ 296.5            9.6              7.3%
Lines of Credit*        $  40.0            1.8              7.4%
                        ----------------------------------------
Total Debt              $ 336.5            8.8              7.3%


*WRIT's Lines of Credit total $75 million of capacity at LIBOR+ 70bp.

No more than $60 million of debt matures in any one year and less than $1 million matures in each year until 2003.

                                   CONTINUED

Washington Real Estate Investment Trust
Q3 2000 Supplemental Disclosures
Page 7 of 7


Supplemental Debt Information at September 30, 2000
---------------------------------------------------

Debt to Total Market Capitalization:     31.9%

Earnings to Fixed Charges Ratio:         3.47x

Debt Service Coverage Ratio:             3.47x


REIT Industry Issues
--------------------

In light of recent issues raised in the REIT industry, WRIT makes the following disclosures:

     1.  WRIT has no non-income producing land held for development.
     2.  WRIT has no current ground up development projects.
     3. WRIT has only one theatre lease in its portfolio. This lease runs through 6/30/01 at rent which WRIT estimates to be less than 1/3 of current market rent.

Conference Call Information
---------------------------

WRIT will conduct a Conference Call to discuss 3rd Quarter Earnings on Tuesday, October 24, 2000 at 11:00 A.M. Eastern Standard Time. Conference Call access information is as follows:

     USA Toll Free Number:           888-566-5914
     International Toll Number:      712-271-0602
     Pass Code:                      Washington REIT

A replay of the Conference Call will be available for two weeks commencing one hour after the Conference Call concludes until November 6, 2000 at 5:00 P.M. Eastern Standard Time. Instant Replay access information is as follows:

     USA Toll Free Number:           800-964-3773
     International Toll Number:      402-998-0868

A live on-demand webcast of the Conference Call will also be available on WRIT's website at www.writ.com. An on-line playback of the webcast will be available
           ------------
at www.writ.com for 30 days following the Conference Call.
   ------------

                                      END